UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2019

VOYA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35897	No. 52-1222820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York		10169
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VOYA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events

Underwriting Agreement

On June 11, 2019, Voya Financial, Inc. (“Voya” or the “Company”), announced that it had priced its registered public offering (the “Offering”) of 12,000,000 depositary shares, each representing a 1/40th interest in a share of the Company’s 5.35% Fixed-Rate Reset Non-Cumulative Preferred Stock, Series B, $1,000 liquidation preference per share (equivalent to $25.00 per depositary share).

In connection with the Offering, the Company entered into an Underwriting Agreement, dated June 11, 2019 (the “Underwriting Agreement”), among Voya and the underwriters named therein. The Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated into this Item 8.01 by reference.

Redemption of 2022 Notes

On June 12, 2019, the Company delivered to the holders of its 5.500% Senior Notes due 2022 (the “2022 Notes”) a notice of redemption (the “Notice”), notifying those noteholders that, pursuant to Section 3.04 of the base indenture (the “Base Indenture”), dated as of July 13, 2012, among ING U.S., Inc. (subsequently renamed Voya Financial, Inc.) (the “Company”), Lion Connecticut Holdings Inc. (subsequently renamed Voya Holdings Inc.) (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”) and Section 2.07 of the first supplemental indenture to the Base Indenture (the “First Supplemental Indenture”, and, together with the Base Indenture, the “Indenture”), dated as of July 13, 2012, among the Company, the Guarantor and the Trustee, the Company has elected to redeem all of the outstanding $96,791,000 aggregate principal amount of 2022 Notes, in accordance with the terms of the Indenture and the 2022 Notes (the “Redemption”).

Pursuant to the Notice, the 2022 Notes are called for redemption on July 12, 2019 (the “Redemption Date”). The redemption price for the 2022 Notes is equal to the greater of (i) 100% of the principal amount of the 2022 Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date, or (ii) the Make-Whole Redemption Amount (as defined in the Indenture) (the “Redemption Amount”). On the Redemption Date, the Redemption Amount will become due and payable on the 2022 Notes and, unless the Company defaults in making payment of the Redemption Amount, interest on the 2022 Notes shall cease to accrue on and after the Redemption Date.

The Company intends to fund the Redemption Amount from the net proceeds it expects to receive from the Offering.

COMMENTARY REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report on Form 8-K, including those describing the Redemption and the anticipated source of funds for the Redemption, constitute forward looking statements. These statements are not historical facts but instead represent only Voya’s belief regarding future events. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Trends and Uncertainties” in Voya’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019, in Voya’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 8, 2019, and the other filings Voya makes with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 11, 2019, among Voya Financial, Inc. and the underwriters listed on Schedule I thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC

Date: June 12, 2019	By:	/s/ Trevor Ogle

	Name:	Trevor Ogle
	Title:	Senior Vice President and Deputy General Counsel